Exhibit 10.65
SEMTECH CORPORATION
EXECUTIVE BONUS PLAN

ARTICLE I
PURPOSE OF THE PLAN

This Plan is established to provide a further incentive to selected executives to promote the success of Semtech Corporation and its Subsidiaries by providing an opportunity to receive additional compensation based on performance as set forth herein, to link those executives’ compensation opportunities to performance, and to facilitate the Company’s ability to attract, retain and motivate top executive talent.

ARTICLE II
DEFINITIONS

1.ANNUAL SALARY -- The regular annualized rate of base salary of a Participant in effect at the end of the Plan Year to which the applicable incentive award relates, but excluding any incentive compensation, commissions, over-time payments, option exercise income, the value of restricted stock vesting or vesting or payment of restricted stock units, retroactive payments not affecting the base salary or applicable to the current year, and any other payments of compensation of any kind.

2.APPROVED BUSINESS PLAN -- The Company’s Annual Business Plan as approved by the Board for the applicable Plan Year.

3.BOARD -- The Board of Directors of the Company.

4.COMMITTEE -- The Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

5.COMPANY -- Semtech Corporation.

6.EBIT – The Company’s earnings before interest and taxes for the applicable Plan Year on a consolidated basis.

7.EXECUTIVE -- Any officer or employee of the Company or one of its Subsidiaries whose compensation must, in accordance with the Committee’s Charter, be approved by the Committee.

8.CHIEF EXECUTIVE OFFICER – The Chief Executive Officer of the Company.

9.PARTICIPANT -- Any Executive, or other employee of the Company or one of its Subsidiaries, selected and approved by the Committee to participate in the Plan in accordance with its terms.

10.PLAN -- This Semtech Corporation Executive Bonus Plan, as amended from time to time.

11.PLAN YEAR -- The Company’s fiscal year.

12.SUBSIDIARY – Any entity in which the Company owns, directly or indirectly, 50% or more of the voting stock or other equity interests.

13.TARGET LEVEL – A Participant’s target award amount under this Plan expressed as a percentage of the Participant’s Annual Salary.

ARTICLE III
ELIGIBILITY FOR PARTICIPATION
Participants as to a Plan Year are those Executives and other employees of the Company or one of its Subsidiaries selected by the Committee to participate in the Plan with respect to that Plan Year. Participation in the Plan shall require Committee approval. No member of the Committee shall be eligible to participate in the Plan.

ARTICLE IV
BONUS POOL

1.As early as feasible at the beginning of each Plan Year, the Chief Executive Officer shall present to the Board a recommended Company financial plan for that Plan Year and shall present to the Committee recommended financial measures and goals to be used for Plan bonus determinations for that Plan Year. The goal level(s) for a Plan Year may, in the Committee’s discretion, be based on the Approved Business Plan for the applicable Plan Year and/or may take into account or be based on such other factors as the Committee may consider relevant for the particular Plan Year for this purpose. The Chief Executive Officer shall also present to the Committee a proposed bonus pool amount for the Plan Year, calculated as the sum of (a) the target bonus awards (calculated in accordance Article V hereof) for Participants for the Plan Year (for any Participant as to whom the Committee has not yet approved a target bonus award, the proposed bonus pool will be based on the target bonus award for the Participant for the prior Plan Year or such other estimate as may be made by the Chief Executive Officer and noted in the presentation of the proposed bonus pool amount) and (b) an estimate of target awards for positions that may be filled during the Plan Year (new hires who may become Participants on a pro rata basis). Fiscal year performance will determine the final fiscal year bonus pool.

2.To assist the Committee in making a determination with respect to the Chief Executive Officer’s recommendation, the proposed bonus pool shall also be expressed as a percentage of EBIT. Unless otherwise provided by the Committee, EBIT shall be determined based on the Approved Business Plan for the particular year. At the Committee’s discretion, such EBIT may be computed prior to or after the deduction of incentive compensation payments to be paid under the Plan and may exclude certain extraordinary items.

3.Incentive compensation payments for Participants will be determined in accordance with Article V. The “bonus pool” referenced in this Plan is for budgetary purposes and may be considered by the Committee, but the actual incentive compensation payments determined by the Committee and made under the Plan for any Plan Year may be more than, equal to, or less than the bonus pool for that Plan Year.

4.The bonus pool does not represent a segregated fund of assets. Participants have no claim on any particular Company asset or group of Company assets, either before or after incentive compensation payments are determined or authorized for the Plan Year. Any incentive compensation awarded under the Plan will be paid from the general assets of the Company.

ARTICLE V
INCENTIVE COMPENSATION PAYMENTS

1.CALCULATION AND AUTHORIZATION OF PAYMENTS – Participants’ awards under this Plan shall initially be calculated based on the performance of the Company (the Organizational Performance Factor) and, if applicable, the Participant’s Individual Performance Factor for the applicable Plan Year as described below in accordance with the procedures set forth in this Article V, and each Participant’s incentive award determined hereunder will be recommended by the Chief Executive Officer to the Committee (except that the Chief Executive Officer shall not make a recommendation as to the Chief Executive Officer’s own award) for consideration and final approval by the Committee. The calculated award for any Participant or group of Participants (other than the award for the Chief Executive Officer) may be adjusted, upward or downward, at the discretion of the Chief Executive Officer in making his or her recommendations to the Committee, and the final award for any Participant may be adjusted, upward or downward, at the discretion of the Committee from the calculated award or the recommended award. Examples of factors that could lead to an adjustment are subjective criteria such as the Participant’s initiative, leadership, teamwork, judgment, and creativity. No award is payable under the Plan for any Plan Year unless and until the Committee approves that award.

2.ORGANIZATIONAL PERFORMANCE FACTOR – The Organizational Performance Factor shall be based on the Company’s performance during the applicable Plan Year, using such performance criteria as established by the Committee for purposes of this Plan (which need not be the same criteria as recommended by the Chief Executive Officer). Such criteria may include financial, operational or other metrics and shall be weighted as determined by the Committee in its discretion. For purposes of the Plan, the Committee may make such adjustments (if any) to performance as measured against the applicable goal(s), or to the applicable goal(s), as it considers to be appropriate and equitable to mitigate the impact of changes in accounting rules or principles, mergers, acquisitions, dispositions, extraordinary events not foreseen by the Committee at the time it established the applicable goal(s), and such other events or circumstances as the Committee, in its sole discretion, may determine to be appropriate.

3.INDIVIDUAL PERFORMANCE FACTOR – A Participant’s Individual Performance Factor shall be based on personal achievement during the Plan Year. An Individual Performance Factor need not be included for each Plan Year or as to each Participant. When included, the Committee shall determine the appropriate weighting of the Individual Performance Factor in the overall determination of awards. When applicable, a Participant’s Individual Performance Factor shall be recommended by the Chief Executive Officer to the Committee (except that the Chief Executive Officer shall not make a recommendation as to his or her own Individual Performance Factor) but subject to review, adjustment and final approval by the Committee. When applicable, the Committee shall determine the Individual Performance Factor for the Chief Executive Officer. Factors relevant in determining a Participant’s Individual Performance Factor may include (1) the Participant’s commitment to, and reinforcement of, the Company’s Core Values and Code of Conduct, (2) the Participant’s contributions to achieving the Company’s general financial goals and strategic objectives, (3) the Participant’s technical, operational, financial, and managerial achievements in his or her scope of influence, (4) the Participant’s leadership, talent management, customer service, and strategy and execution with respect to new product development or other key projects, and (5) any other factors that the Chief Executive Officer or Committee, as applicable, may consider relevant in the circumstances.

4.TARGET AWARD – The Committee shall establish the Target Level for each Participant under this Plan for each Plan Year based on, without limiting any other factors the Committee may consider relevant, the individual’s position and responsibilities in the organization.

5.CALCULATION OF AWARD AMOUNT

A.A Participant’s Annual Salary multiplied by the applicable “Target Level” for the Participant establishes the Participant’s “Target Award”.
B.Subject to any discretionary adjustments made pursuant to the Plan and to any limitations established by the Committee with respect to the particular Plan Year, the actual amount to be awarded to a Participant for any Plan Year pursuant to the terms of this Plan shall be calculated by multiplying (i) the Participant’s Target Award by (ii) the sum of (with each factor weighted as established by the Committee for the Plan Year):
a.the Organizational Performance Factor determined in accordance with the performance criteria adopted by the Committee for the applicable Plan Year,

multiplied by the applicable weighting (as a percentage up to but not in excess of 100%) of such factor; and
b.the Individual Performance Factor determined for the Participant for that Plan Year, multiplied by the applicable weighting of such factor (which weighting, when combined with the weighting of the Organizational Performance Factor, shall not exceed 100%).
However, anything in the Plan to the contrary notwithstanding, in no event shall any amount to be awarded to a Participant for a Plan Year pursuant to the terms of the Plan exceed 200% (or such other percentage as the Committee may establish with respect to the applicable Plan Year) of the Participant’s Target Award for that Plan Year. Notwithstanding anything else contained herein to the contrary, the Committee may also establish with respect to any Plan Year a maximum Organizational Performance Factor, a maximum Individual Performance Factor, weightings for any components of the Organizational Performance Factor, and other limits.
C.Except as otherwise expressly provided by the Committee, awards with respect to a particular Plan Year shall be made only to Participants who are in the employ of the Company or one of its Subsidiaries on the date of payment of Plan awards generally for that Plan Year. However, awards for Participants who terminate employment after the close of the Plan Year but before awards are paid, and pro-rated awards for Participants who terminate employment during a Plan Year, may be considered by the Committee in its sole discretion based on the circumstances of the case. A payment, if any, to a former executive (the executive’s estate or designated beneficiary in the case of a deceased Participant) shall be made at the time provided below in this Article V.
D.Awards (which may be pro-rated, as determined by the Committee) may be approved in the discretion of the Committee for individuals who become Participants subsequent to the beginning of a Plan Year.
6.MODIFICATIONS. The Committee may, in its sole discretion, change the method for calculating Plan payments at any time prior to the end of a Plan Year.

7.METHOD AND TIME OF PAYMENT

A.The incentive compensation payment authorized for each Participant with respect to each Plan Year shall be paid to such Participant in cash following the close of the Plan Year and within two and one-half months after the close of the Plan Year. The foregoing notwithstanding, the Committee may delay (but not past December 31 of the calendar year in which such Plan Year ends) the payment of awards if it determines in its discretion that circumstances warrant a delay.

B.All incentive compensation payments shall be made in cash and paid net of any taxes or other amounts required to be withheld.

8.CLAWBACK POLICY – This Plan, and any awards and payments made under this Plan, are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards under and/or any payments received with respect to this Plan. Each Participant, in accepting any award payment under this Plan, agrees to comply with, and promptly repay to the Company any amounts that are required to be repaid pursuant to, such policy.
9.RIGHTS OF PARTICIPANTS

A.Selection of an individual as a Participant for one Plan Year does not mean that the individual will be selected to participate in the Plan in future Plan Years.

B.No Participant shall have any vested interest or property right or any share in any amounts that may be established as a bonus pool, accrual, estimate or otherwise with respect to the Plan.

C.All awards and payments are subject to the discretion of the Committee. No Participant shall have any right to require the Committee to authorize any incentive compensation payments under the Plan. Even though the Participant’s performance may be assessed periodically during the Plan Year and/or the progress of the Company’s performance during the Plan Year may be tracked, all incentive compensation payments are subject to calculation as set forth in the Plan and the discretion of the Committee. The mere existence of periodic assessments or tracking does not give the Participant any basis for claiming any incentive compensation under this Plan, on a pro rata basis or otherwise.

D.Subject to such exceptions as may be approved by the Committee, a Participant shall have no right to any incentive compensation payment (or any partial incentive compensation payment) hereunder, and shall not be considered to have earned any such payment (or any such partial payment), unless he or she is employed by the Company or one of its Subsidiaries on the date such payment is actually made. Nothing in this Plan gives a Participant the right to remain in the employ of the Company or any Subsidiary. Except to the extent explicitly provided otherwise in a then-effective written employment contract executed by the Participant and the Company (or any Subsidiary that employs the Participant, as the case may be), each Participant is an at will employee whose employment may be terminated by the Participant or by the Company (or Subsidiary that employs the Participant, as the case may be) without liability at any time for any reason.

ARTICLE VI
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the right to construe the Plan, to interpret any provision of the Plan, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan’s operation. Any decision made by the Committee under or with respect to the Plan shall be conclusive, final and binding on all parties concerned. The Committee may delegate to the officers or executives of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. For the avoidance of doubt, the Committee may not delegate the duty to approve final awards for any Executives under Article V. The Plan shall be construed and interpreted to comply with (and avoid any tax, penalty or interest under) Section 409A of the Internal Revenue Code of 1986, as amended.

The Committee may also award one or more discretionary bonus payments, to one or more Executives or other employees of the Company or one of its Subsidiaries, at any time in its sole discretion. The other provisions of the Plan do not limit the Committee’s authority pursuant to the preceding sentence.

ARTICLE VII
AMENDMENT OR TERMINATION OF PLAN

The Board or the Committee shall have the unilateral right to terminate or amend this Plan at any time with respect to all or some Participants with respect to any unpaid bonus amounts, and to discontinue the establishment of bonus pools.

ARTICLE VIII
EFFECTIVE DATE

This amended and restated version of the Plan shall be effective beginning with the Company’s 2025 fiscal year.